Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nabors Industries Ltd. of our report dated March 31, 2013 relating to the financial statements of Sabine Oil & Gas LLC as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, which appears in Nabors Industries Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 24, 2013